UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2017

Geospace Technologies Corporation

(Exact name of registrant as specified in its charter)

Texas

(State or other jurisdiction of incorporation)

001-13601	76-0447780
(Commission File Number)	(IRS Employer Identification No.)

7007 Pinemont Drive, Houston, TX	77040
(Address of principal executive offices)	(Zip Code)

(713) 986-4444

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 21, 2017, the board of directors (the “Board”) of Geospace Technologies Corporation (the “Corporation”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, approved and adopted an amendment to the Corporation’s bylaws (“Bylaws”), attached as Exhibit 3.1 (the “Amendment”). This Amendment changes the voting standard for election of directors from a plurality to a majority of votes cast in the event of uncontested elections and retains plurality voting in the event of contested elections. The Amendment also requires all directors to deliver an irrevocable resignation upon election that, contingent upon Board acceptance, will be effective for a director that has been nominated for election if that nominated director fails to receive a majority of the votes cast in the election and certain circumstances occur thereafter. The resignation will be effective, contingent upon Board acceptance, upon the earlier to occur of (i) the selection of a replacement director by the Board, (ii) 180 days after certification of such shareholder vote, or (iii) acceptance by the Board. This description is qualified by the full text of the Amendment attached hereto as Exhibit 3.1.

The amendments to the Bylaws are effective September 21, 2017. The Corporation’s amended and restated Bylaws are attached hereto as Exhibit 3.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 3.1     Amendment to Section 3.9 of the Corporation’s Bylaws, effective September 21, 2017.

Exhibit 3.2    Amended and Restated Bylaws of the Corporation, effective September 21, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOSPACE TECHNOLOGIES CORPORATION

Date: September 21, 2017	By:	/s/ Leah Blagrave-Hicks
Leah Blagrave-Hicks
Corporate Counsel and Secretary